FOR IMMEDIATE RELEASE

Rackwise Forms DCiM Development Agreement with Intel Corporation

- Real-time device level monitoring and reporting to yield significant data center cost savings -

SAN FRANCISCO, December 1, 2011 /Business Wire/ — Rackwise, Inc. (OTCBB: RACK.OB) (“Rackwise”) announced today that it has executed a multi-year software integration and license agreement (“Agreement”) with Intel Corporation to enhance and co-market the RACKWISE® Data Center Manager (“DCM”) software product. Under the Agreement, Rackwise will integrate device level, real-time data collection and monitoring functionality of the Intel® DCM software into the RACKWISE® DCM product. The resulting solution will provide revolutionary data aggregation, visibility and reporting not previously available in the industry to maximize data center and IT infrastructure operational efficiency and cost containment.

The Agreement calls for a technology collaboration to embed Intel® DCM software into the RACKWISE® DCM product, offering customers Data Center Infrastructure Management (“DCIM”) software solutions with real-time data monitoring and reporting capabilities at unparalleled granular levels. Advantages of the targeted offerings include expanded real-time power and thermal monitoring, enhanced failure analysis and extended visibility and analytics at the device, rack, floor and all other levels of the data center infrastructure.

Doug MacRae, Rackwise Senior Vice President of Product Development, commented , “Integrating Intel® DCM functionalities and features into the RACKWISE® DCM product will deliver critical data aggregation, visibility and reporting, enabling management to optimize data center efficiencies to achieve maximum financial savings.”

Jeff Klaus, Director, Data Center Solutions, Intel, added, “The Intel® Data Center Manager combined with RACKWISE® DCM helps provide data center managers and executives extensive visibility into device level energy usage and thermal data which will enhance capacity planning, forecasting, performance monitoring and energy management for significant operational savings. RACKWISE® DCM ’s extensive visualization, reporting and analytics platform combined with information from Intel® DCM will give data center personnel an unprecedented level of intelligent access and control over the physical and virtual assets within the data center.”

Guy A. Archbold, Rackwise Chief Executive Officer, concluded, “We are extremely pleased and proud to join in collaboration with Intel®, a leader in worldwide IT and computing innovation, to develop and introduce this ground-breaking capability for the Data Center Infrastructure Management market. Integrating device level data aggregation exclusively within our asset visualization, modeling, and analytics functions will provide data center and infrastructure technology professionals powerful, state-of-the-art tools for real-time data management to maximize operational efficiencies and economic benefits.”

About Rackwise, Inc.

Rackwise, Inc. (OTCBB: RACK.OB) is a San Francisco-based Nevada corporation. The Company engages in software development and marketing within the growing markets for IT infrastructure, data center monitoring, management and optimization, data center cost efficiency and green data centers. Its flagship Data Center Infrastructure Management (“DCIM”) product, RACKWISE®, is used by over 150 companies worldwide to track, manage, plan, optimize and provide cost analysis of IT infrastructure. For more information, visit www.rackwise.com or call 888.818.2385.

RACKWISE® DCIM Solutions - Every asset. Every location. Every time.

The logo and the names of all Rackwise, Inc. and Visual Network Design, Inc. products and/or services as posted herein are trademarks or service marks, or registered trademarks and/or service marks of Rackwise, Inc. The names of other products and companies mentioned herein may be trademarks and/or service marks held by their respective owners.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward -looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward -looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the availability of additional funding; and the Company's business, product development, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC, including, the Company's current reports on Form 8-K. The Company does not undertake to update these forward-looking statements.

Contact:

American Capital Ventures
Howard Gostfrand
305.928.7000
info@amcapventures.com
www.amcapventures.com

or

MKR Group, Inc.
Todd Kehrli
323.468.2300
rack@MKR-Group.com
www.mkr-group.com

or

Rackwise, Inc.
Michael Peth
Executive VP & Corporate Communications
Phone: 415.946.8947
corpinfo@rackwise.com